UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 13, 1999


                        SYMONS INTERNATIONAL GROUP, INC.

                            State of Incorporation:
                                    Indiana

Commission File Number                               IRS Employer Id. Number
    No. 1-12369                                            No. 35-1707115

                    Address of Principal Executive Offices:
                              4720 Kingsway Drive
                          Indianapolis, Indiana 46205

                                 Telephone No.
                                 (317) 259-6400

ITEM 5.   OTHER EVENTS.

On August 12, 1999, the Company filed the following Press Release see Exhibit 1.


                                               Symons International Group, Inc.



                                               By:      /s/ Alan G. Symons
                                                        Alan G. Symons
                                                        Chief Executive Officer

                                               Date:    August 13, 1999




                               INDEX TO EXHIBITS

(1)  Press Release.

EXHIBIT 1                                                        [SIG LOGO]

NEWS RELEASE

Media Contact:             Tad Gage
                           Financial Relations Board
                           (312) 266-7800

                           Alan G. Symons
                           CEO
                           (317) 259-6302

                           Douglas H. Symons
                           President
                           (317) 259-6413

FOR IMMEDIATE RELEASE

                        SYMONS INTERNATIONAL GROUP, INC.
                    RETAINS DONALDSON, LUFKIN & JENRETTE TO
                      ADVISE ON SALE OF ALL OR PART OF ITS
                              BUSINESS AND REPORTS
                           SECOND QUARTER 1999 RESULTS

Indianapolis, Indiana (August 12, 1999) - Symons International Group, Inc. (NASDAQ: SIGC), a leading provider of nonstandard automobile and crop insurance, today announces that it has retained Donaldson, Lufkin and Jenrette to advise the Company with respect to the sale of its business and the Company today also announces 2nd Quarter 1999 financial results.

Symons International Group, Inc. ("Company") announces that it has retained Donaldson, Lufkin and Jenrette ("DLJ") to advise the Company with respect to the sale of all or part of its insurance business. This announcement follows the Company's announcement on June 8, 1999 that DLJ had been retained to advise the Company with respect to the sale of its crop insurance business.

The Company's nonstandard automobile insurance business is the 12th largest U.S. nonstandard auto insurer and the Company's crop insurance business is the nations 4th largest. The Company confirms today that it has held preliminary discussions with interested parties regarding the sale of its business, including its nonstandard auto insurance business.

Company CEO Alan Symons stated "while we were working with DLJ on the sale of the crop business, we received inquiries concerning a possible sale of the auto business or potentially a tender offer to all stockholders whereby the whole Company might be acquired. We have retained DLJ to advise us regarding the best strategy to pursue to maximize shareholder value. This may take the form of a sale of either or both of our primary business units, a sale of the entire Company, or something else.

Symons continued "we have built what we consider to be a fine nonstandard auto insurance business. Our auto premium growth over the last five (5) years has been impressive, averaging 69% per year during that period layering in the Superior acquisition. We have built this business to the point that it is the 12th largest U.S. nonstandard auto insurer, and our auto premiums for last year were $303 Million. However, at this time we feel it is in the best interests of our shareholders to explore the possibility of a sale."

The Company declined to disclose an estimated sales price for either the crop or auto business, with Symons adding, "for obvious reasons, it would be inappropriate for us to comment on estimated price ranges for our business in that discussions are ongoing. Further, given the nature of this process, we will not comment on this matter, publicly or privately, until such time as definitive documentation is executed and the transactions, if any, are awaiting regulatory and other approval."

With respect to 2nd quarter earnings, gross written premium for the quarter ending June 30, 1999 is $173.9 Million compared with $173.1 Million for the quarter ended June 30, 1998. Management believes the business of the Company is starting to grow again after a very difficult period in the market.

The Company's consolidated net loss for the quarter ended June 30, 1999 totaled $9.8 Million or ($0.96) per share compared to consolidated net earnings of $5.7 Million or $0.55 per share for the same period last year. The Company's consolidated net loss for the six (6) months ended June 30, 1999 is $10.8 Million or ($1.04) per share, which compares with consolidated net earnings of $10.6 Million or $1.02 per share for the same period last year.

The Company's crop operations for 1999 are doing very well in that year to date crop hail loss ratios are at historic lows and the crops covered by the Company's MPCI policies are estimated to have average to above average yields. The Company has very little exposure in those areas hit by the much publicized Eastern drought. Crop operating pre-tax income from 1999 operations is $13.1 Million for the first six (6) months of 1999 before net change in loss reserves. The Company increased its loss reserves (net of reinsurance) by $9.7 Million during the first half of 1999 for a 1998 program as losses became known and claims were filed. Despite this loss reserve increase for this 1998 program, the crop operations posted a six (6) month operating profit of $3.4 Million, and management feels that, based on present conditions, the crop operation should be profitable for 1999.

Nonstandard auto premiums for the 2nd quarter of 1999 increased approximately 8% from the 1st quarter of 1999. However, the nonstandard auto business posted a 2nd quarter pre-tax operating loss of approximately $11.8 Million which is primarily due to higher than expected losses and expenses, both associated with the service issues the Company experienced in prior periods. Management believes the Company has significantly improved its service to agents and has changed underwriting procedures, reduced overhead expense and filed new rates in key states. Management believes that the benefits of these actions will be seen in future periods. The Company believes its auto expense ratio will decline as a result of lower staffing requirements from the levels that had been necessary to support the business during the time of its service problems and return to prior period low cost of delivery.

Conference Call: The conference call this quarter is at 10:00 a.m. Central Daylight Time on Friday, August 13, 1999. Dial 1-800-553-2178 and ask for the Symons conference call. A digital replay of this call will be available immediately after the call. Anyone who misses the call may call 1-800- 696-1588. The password is 581850 and listen to the replay. The replay will be available until the end of the business day on August 20, 1999.

Symons International Group, Inc. (NASDAQ: SIGC) is the 12th largest nonstandard automobile insurer in the United States. Nonstandard auto insurance is sold through independent insurance agents. It generally carries higher premiums, and low limits of liabilities. The Company utilizes proprietary systems and procedures to achieve operating efficiencies. Symons' subsidiaries Pafco General Insurance Company and Superior Insurance Company write nonstandard auto insurance in 22 states. Symons' IGF Insurance Company is the fourth largest insurer of crops in the US. IGF Insurance Company writes business in 42 states plus Canada. Visit the Company's Web site at www.sigins.com. For free fax information on Symons International, dial 1-800-FRO-INFO and enter the ticker:
SIGC.

All statements, trend analyses, and other information contained in this release and elsewhere (such as in other filings by the Company or its affiliates with the Securities and Exchange Commission, press releases, presentations by the Company or its management or oral statements) relative to markets for the Company's products and/or trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "could," "feel(s)," "believe(s)," "plan," "estimate," "expect," "should," "intend" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (i) general economic conditions, including prevailing interest rate levels and stock market performance; (ii) factors affecting the Company's crop operations such as weather-related events, final harvest results, commodity price levels, governmental program changes, new product acceptance and commission levels paid to agents; and (iii) factors affecting the Company's nonstandard automobile operations such as premium volume, levels of operating expenses as compared to premium volume, ultimate development of loss reserves and implementation of the Company's operation system.

                          -FINANCIAL TABLES TO FOLLOW-

                Anyone wishing further information may contact:
                               Douglas H. Symons
                                   President
                          Indianapolis (317) 259-6413
                          Websites: SIG www.sigins.com
                            IGF www.igfinsurance.com

                        SYMONS INTERNATIONAL GROUP, INC.
                        Consolidated Financial Highlights
                                   (unaudited)

                                             Three Months Ended                                         For The Six Months
                                                  June 30,                                                 Ended June 30,
STATEMENT OF EARNINGS                       1999          1998                                         1999          1998
                                             $              $                                            $             $
REVENUE
Gross premiums written                  173,870,000   173,094,000                                  325,892,000   351,490,000
Net premiums written                     75,787,000   104,714,000                                  151,086,000   204,275,000

Premiums earned                          72,910,000    98,958,000                                  137,247,000   167,442,000
Fee income                                3,092,000     4,901,000                                    7,555,000    11,390,000
Net investment income                     3,320,000     3,306,000                                    6,609,000     6,264,000
Net realized capital gain                   366,000       843,000                                  (1,016,000)     2,811,000
                                         79,688,000   108,008,000                                  150,395,000   187,907,000
EXPENSES
Loss and loss adjustment expenses        70,525,000    72,181,000                                  127,012,000   125,386,000
Operating expenses                       19,652,000    23,088,000                                   31,544,000    38,012,000
Amortization of intangibles                 651,000       510,000                                    1,256,000     1,021,000
Interest expense                            105,000        49,000                                      179,000       232,000
                                         90,933,000    95,828,000                                  159,991,000   164,651,000
Income (loss) before income taxes,
minority interest and distributions
on preferred securities                 (11,245,000)   12,180,000                                   (9,596,000)   23,256,000

Provision for income taxes               (3,576,000)    4,416,000                                   (2,960,000)    8,438,000
Minority interest:
 Distributions on Pref Sec, net of tax    2,096,000     2,096,000                                    4,151,000     4,226,000

NET EARNINGS (LOSS)                      (9,765,000)    5,668,000                                  (10,787,000)   10,592,000

Earnings per share-basic                     ($0.94)        $0.55                                       ($1.04)        $1.02
Earnings per share-fully diluted             ($0.94)        $0.55                                       ($1.04)        $0.99
Operating EPS                                ($0.96)        $0.49                                       ($0.98)        $0.84

Wtd avg shares o/s-basic                 10,385,399    10,392,000                                   10,385,399    10,419,000
Wtd avg shares o/s-fully diluted         10,389,490    10,704,000                                   10,400,020    10,715,000


                                        June 30,      December 31,                                 June 30,      June 30,
BALANCE SHEETS                            1999          1998         STATEMENT OF CASH FLOWS         1999          1998
                                           $              $                                            $             $
ASSETS                                                               OPERATING ACTIVITIES
Cash and investments                    240,749,000   237,653,000    Net earnings                  (10,787,000)   10,592,000
Due from insured and reinsurers         489,102,000   223,371,000    Change in net assets           21,518,000    26,853,000
Other receivables                        10,020,000    16,217,000    Cash provided by operations    10,731,000    37,445,000
Property and equipment                   20,798,000    18,863,000
Deferred acquisition costs               16,901,000    16,332,000    INVESTING ACTIVITIES
Deferred income taxes                     6,786,000     5,146,000    Net purchase of investments    (8,704,000)  (10,906,000)
Intangible assets                        44,639,000    45,781,000    Net purchase of fixed assets   (3,682,000)   (6,545,000)
Other assets                              8,365,000     6,074,000    Cash used in investing        (12,386,000)  (17,451,000)

                                        837,360,000   569,437,000    FINANCING ACTIVITIES
LIABILITIES                                                          Decrease in notes payable        (309,000)   (4,147,000)
Loss and loss adjustment expenses       213,721,000   200,972,000    Net loans(to)from related       2,150,000    (3,548,000)
Unearned premiums                       226,482,000   110,664,000    Cost of shares acquired                 -    (1,132,000)
Notes payable                            13,435,000    13,744,000    Other                            (126,000)       21,000
Other payables                          200,372,000    47,062,000    Cash provided by financing      1,715,000    (8,806,000)
                                        654,010,000   372,442,000
Preferred securities                    135,000,000   135,000,000    Change in cash resources           60,000    11,188,000

SHAREHOLDERS' EQUITY                     48,350,000    61,995,000    Cash resources bgn. of period  14,800,000    11,276,000

                                        837,360,000   569,437,000    Cash resources end of period   14,860,000    22,464,000

End of period shares o/s                 10,385,399    10,385,399
Book value per share                          $4.66         $5.97


                        SYMONS INTERNATIONAL GROUP, INC.
                        Consolidated Financial Highlights
                                   (unaudited)

Three Months Ended June 30, 1999                       AUTO            CROP          CORPORATE        TOTAL

Gross premiums written                              66,072,000     107,524,000         274,000    173,870,000
Net premiums written                                64,154,000      11,633,000               -     75,787,000

Premiums earned                                     66,836,000       6,074,000               -     72,910,000
Fee income                                           2,895,000         197,000               -      3,092,000
Net investment income                                3,296,000         (18,000)         42,000      3,320,000
Net realized capital gain                              366,000               -               -        366,000
TOTAL REVENUE                                       73,393,000       6,253,000          42,000     79,688,000

Loss and loss adjustment expenses                   61,631,000       8,894,000               -     70,525,000
Operating expenses                                  23,609,000      (4,654,000)        697,000     19,652,000
Amortization of intangibles                                  -         141,000         510,000        651,000
Interest expense                                             -         105,000               -        105,000
TOTAL EXPENSES                                      85,240,000       4,486,000       1,207,000     90,933,000

Income (loss) before income taxes and
 distributions on preferred securities             (11,847,000)      1,767,000      (1,165,000)   (11,245,000)
Provision for income taxes                                                                         (3,576,000)
Distributions on preferred securities, net of tax                                                   2,096,000

NET EARNINGS (LOSS)                                                                                (9,765,000)
                                                                                                    =========
Automobile
    Loss ratio                                          92.21%
    Expense ratio, net of billing fees                  30.99%
    Combined ratio                                     123.20%

Three Months Ended June 30, 1998                       AUTO            CROP          CORPORATE        TOTAL

Gross premiums written                              79,530,000      92,020,000       1,544,000    173,094,000
Net premiums written                                69,154,000      35,560,000               -    104,714,000

Premiums earned                                     70,498,000      28,460,000               -     98,958,000
Fee income                                           4,553,000         350,000          (2,000)     4,901,000
Net investment income                                3,133,000         112,000          61,000      3,306,000
Net realized capital gain (loss)                       673,000         170,000               -        843,000
TOTAL REVENUE                                       78,857,000      29,092,000          59,000    108,008,000

Loss and loss adjustment expenses                   53,502,000      18,679,000               -     72,181,000
Operating expenses                                  18,681,000       3,897,000         510,000     23,088,000
Amortization of intangibles                                  -           1,000         509,000        510,000
Interest expense                                             -          49,000               -         49,000
TOTAL EXPENSES                                      72,183,000      22,626,000       1,019,000     95,828,000

Income (loss) before income taxes and
  minority interest                                  6,674,000       6,466,000       (960,000)     12,180,000
Provision for income taxes                                                                          4,416,000
Minority interest                                                                                           -
Distributions on preferred securities, net of tax                                                   2,096,000
Extraordinary item                                                                                          -

NET EARNINGS (LOSS)                                                                                 5,668,000
                                                                                                    =========
Automobile
    Loss ratio                                          75.89%
    Expense ratio, net of billing fees                  20.04%
    Combined ratio                                      95.93%


                        SYMONS INTERNATIONAL GROUP, INC.
                        Consolidated Financial Highlights
                                   (unaudited)

Year-to-date June 30, 1999                                      AUTO            CROP         CORPORATE         TOTAL

Gross premiums written                                       127,243,000    198,247,000         402,000     325,892,000
Net premiums written                                         137,840,000     13,246,000               -     151,086,000

Premiums earned                                              132,233,000      5,014,000               -     137,247,000
Fee income                                                     7,417,000        138,000               -       7,555,000
Net investment income                                          6,460,000         39,000         110,000       6,609,000
Net realized capital gain                                     (1,016,000)             -               -      (1,016,000)
TOTAL REVENUE                                                145,094,000      5,191,000         110,000     150,395,000

Loss and loss adjustment expenses                            112,944,000     14,068,000               -     127,012,000
Operating expenses                                            43,204,000    (12,662,000)      1,002,000      31,544,000
Amortization of intangibles                                            -        237,000       1,019,000       1,256,000
Interest expense                                                       -        179,000               -         179,000
TOTAL EXPENSES                                               156,148,000      1,822,000       2,021,000     159,991,000

Income (loss) before income taxes and
  distributions on preferred securities                      (11,054,000)     3,369,000      (1,911,000)     (9,596,000)
Provision for income taxes                                                                                   (2,960,000)
Distributions on preferred securities, net of tax                                                             4,151,000

NET EARNINGS (LOSS)                                                                                         (10,787,000)
                                                                                                             ==========
Automobile
    Loss ratio                                                    85.41%
    Expense ratio, net of billing fees                            27.06%
    Combined ratio                                               112.48%


Year-to-date June 30, 1998                                      AUTO            CROP         CORPORATE         TOTAL

Gross premiums written                                       169,506,000    178,195,000       3,789,000     351,490,000
Net premiums written                                         151,421,000     52,854,000               -     204,275,000

Premiums earned                                              138,821,000     28,621,000               -     167,442,000
Fee income                                                     8,708,000      2,682,000               -      11,390,000
Net investment income                                          5,934,000        165,000         165,000       6,264,000
Net realized capital gain (loss)                               2,641,000        170,000               -       2,811,000
TOTAL REVENUE                                                156,104,000     31,638,000         165,000     187,907,000

Loss and loss adjustment expenses                            106,648,000     18,738,000               -     125,386,000
Operating expenses                                            36,804,000        250,000         958,000      38,012,000
Amortization of intangibles                                            -          1,000       1,020,000       1,021,000
Interest expense                                                       -        232,000               -         232,000
TOTAL EXPENSES                                               143,452,000     19,221,000       1,978,000     164,651,000

Income (loss) before income taxes and
  minority interest                                           12,652,000     12,417,000      (1,813,000)     23,256,000
Provision for income taxes                                                                                    8,438,000
Minority interest                                                                                                     -
Distributions on preferred securities, net of tax                                                             4,226,000
Extraordinary item                                                                                                    -

NET EARNINGS (LOSS)                                                                                          10,592,000
                                                                                                             ==========
Automobile
    Loss ratio                                                    76.82%
    Expense ratio, net of billing fees                            20.24%
    Combined ratio                                                97.06%